Exhibit (h)(4)

AMENDMENT #16 to AGENCY SERVICES AGREEMENT

AMENDMENT #16 (the “Amendment”) dated as of April 19, 2010 between PROSHARES TRUST (“ProShares”) and JPMORGAN CHASE BANK, N.A. (“Bank”).

WITNESSETH

WHEREAS, ProShares and the Bank have entered into an Agency Services Agreement dated as of June 13, 2006, as amended on January 19, 2007, February 16, 2007, September 18, 2007, December 10, 2007, January 25, 2008, March 12, 2008, June 10, 2008, August 22, 2008, December 8, 2008, June 1, 2009, June 23, 2009, August 11, 2009, January 14, 2010, February 2, 2010, and March 12, 2010 (the “Agreement”), and

WHEREAS, ProShares and the Bank wish to amend the Agreement and to have the Agreement, as amended herein, govern the rights and obligations of ProShares and the Bank with respect to each and every transaction which is (a) outstanding on the date hereof and (b) entered into on or after the date hereof,

NOW, THEREFORE, in consideration of the mutual agreements herein contained, ProShares and the Bank hereby acknowledge and agree as follows:

1. Certain Definitions. Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

2. Amendments.

(a) Exhibit A of the Agreement is hereby amended by replacing it in its entirety with Exhibit A annexed hereto.

3. Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

4. Each of the parties hereby represents and warrants that:

(a) the representations and warranties contained in the Agreement are true on and as of the date hereof as if made by the party on and as of said date, and

(b) the execution, delivery and performance of this Amendment are within the party’s corporate power and have been duly authorized by all necessary corporate action, and this Amendment constitutes the legal, valid and binding obligation of the party in accordance with its terms.

5. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

6. This Amendment shall be construed in accordance with and be governed by the laws of the State of New York (without reference to choice of law doctrine).

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers or authorized representatives as of the day and year first above written.

PROSHARES TRUST

/s/ Louis Mayberg
Name: Louis Mayberg
Title: President

JPMORGAN CHASE BANK, N.A.

/s/ Mark W. Kucera
Name: Mark W. Kucera
Title: Vice President

AGENCY SERVICES AGREEMENT

EXHIBIT A

LIST OF PROSHARES ETF SERIES

ProShares Short S&P 500

ProShares Short QQQ

ProShares Short Dow 30

ProShares Short MidCap400

ProShares UltraShort S&P 500

ProShares UltraShort QQQ

ProShares UltraShort Dow 30

ProShares UltraShort MidCap400

ProShares Ultra S&P 500

ProShares Ultra QQQ

ProShares Ultra Dow 30

ProShares Ultra MidCap400

ProShares Ultra SmallCap600

ProShares Ultra Russell2000

ProShares Short SmallCap600

ProShares Short Russell2000

ProShares UltraShort SmallCap600

ProShares UltraShort Russell2000

ProShares Ultra Basic Materials

ProShares Ultra Consumer Goods

ProShares Ultra Consumer Services

ProShares Ultra Financials

ProShares Ultra Health Care

ProShares Ultra Industrials

ProShares Ultra Oil & Gas

ProShares Ultra Real Estate

ProShares Ultra Semiconductors

ProShares Ultra Technology

ProShares Ultra Utilities

ProShares UltraShort Basic Materials

ProShares UltraShort Consumer Goods

ProShares UltraShort Consumer Services

ProShares UltraShort Financials

ProShares UltraShort Health Care

ProShares UltraShort Industrials

ProShares UltraShort Oil & Gas

ProShares UltraShort Real Estate

ProShares UltraShort Semiconductors

ProShares UltraShort Technology

ProShares UltraShort Utilities

ProShares Ultra Russell1000 Value

ProShares Ultra Russell1000 Growth

ProShares Ultra Russell MidCap Value

ProShares Ultra Russell MidCap Growth

ProShares Ultra Russell2000 Value

ProShares Ultra Russell2000 Growth

ProShares UltraShort Russell1000 Value

ProShares UltraShort Russell1000 Growth

ProShares UltraShort Russell MidCap Value

ProShares UltraShort Russell MidCap Growth

ProShares UltraShort Russell2000 Value

ProShares UltraShort Russell2000 Growth

ProShares Short MSCI Emerging Markets

ProShares Short MSCI EAFE

ProShares UltraShort MSCI Emerging Markets

ProShares UltraShort MSCI Japan

ProShares UltraShort MSCI EAFE

ProShares UltraShort FTSE/Xinhua China 25

ProShares UltraShort 7-10 Year Treasury

ProShares UltraShort 20+ Year Treasury

ProShares Ultra FTSE/Xinhua China 25

ProShares Ultra MSCI Japan

ProShares Ultra Telecommunications

ProShares UltraShort Telecommunications

ProShares Short Financials

ProShares Short Oil & Gas

ProShares Ultra MSCI EAFE

ProShares Ultra MSCI Emerging Markets

ProShares Ultra Russell3000

ProShares UltraShort MSCI Europe

ProShares UltraShort MSCI Pacific ex-Japan

ProShares UltraShort MSCI Brazil

ProShares UltraShort MSCI Mexico Investable Market

ProShares UltraShort Russell3000

ProShares Credit Suisse 130/30

ProShares UltraPro S&P500

ProShares UltraPro Short S&P500

ProShares Short 7-10 Year Treasury

ProShares Short 20+ Year Treasury

ProShares Ultra 7-10 Year Treasury

ProShares Ultra 20+ Year Treasury

ProShares UltraPro Dow30

ProShares UltraPro MidCap400

ProShares UltraPro Russell2000

ProShares UltraPro QQQ

ProShares UltraPro Short Dow30

ProShares UltraPro Short MidCap400

ProShares UltraPro Short Russell2000

ProShares UltraPro Short QQQ

ProShares Short Basic Materials

ProShares Short Real Estate

ProShares Short FTSE/Xinhua China 25

ProShares Ultra Nasdaq Biotechnology

ProShares UltraShort Nasdaq Biotechnology

ProShares Ultra KBW Regional Banking

ProShares Short KBW Regional Banking

ProShares Ultra MSCI Europe

ProShares Ultra MSCI Pacific ex-Japan

ProShares Ultra MSCI Brazil

ProShares Ultra MSCI Mexico Investable Market